
<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invests in a real estate joint venture. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying unaudited financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               SEP-30-1999
<CASH>                                       2,761,872
<SECURITIES>                                         0
<RECEIVABLES>                                   16,318
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              17,124,650<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                  17,072,083<F2>
<TOTAL-LIABILITY-AND-EQUITY>                17,124,650<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             1,224,516<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                67,361<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              1,157,155
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          1,157,155
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,157,155
<EPS-BASIC>                                     6.01<F6>
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include an investment in unconsolidated partnership of $14,346,460.
<F2>Represents partners' capital.
<F3>Liabilities include accounts payable and other liabilities of $52,567.
<F4>Total revenue includes equity in earnings of unconsolidated partnership of $1,151,688 and other revenue of $72,828.
<F5>Other expenses consist of general and administrative expenses.
<F6>Represnet net income per Unit of limited partnership interest.

